Exhibit 99.1

WASHINGTON TRUST BANCORP, INC.
and all subsidiaries including
THE WASHINGTON TRUST COMPANY
23 BROAD STREET
WESTERLY, RI 02891

CODE OF ETHICS
STANDARDS OF PERSONAL CONDUCT

Amended December 16, 2004

I.   PURPOSE:

This Policy establishes the standards of ethical business behavior and personal conduct for all the members of this Corporation and subsidiaries. Fundamental to our continued success is the perpetuation of integrity and the highest ethical standards. The intent of this Policy is to safeguard this Corporation’s (hereafter called this “Bank”) tradition of strong moral, ethical, and social standards of conduct. It is a core belief of our Company that all Directors, Officers and Employees will comply with the letter and the spirit of all laws and regulations. Any willful violations of laws and regulations will not be tolerated.

II.   SCOPE:

This policy applies to all Directors, Officers and Employees of this Bank.

III.   OVERALL POLICY:

A bank, as a business built upon public trust and confidence, depends upon a favorable perception of the conduct of its business by customers, federal and state regulators, shareholders, and others in both the business and general community. It is imperative that each one connected with this Bank views his/her business and personal actions, intentions, and impressions upon others objectively. Each of us must assure that no one observing our actions or intentions would have reason to believe that even the slightest irregularity in conduct exists or could be implied. This policy is applicable to all Directors, Officers and Employees of this Bank and specifically prohibits these parties from soliciting for themselves or for a third party (other than the Bank itself) anything of value from anyone in return for any business, service or confidential information of the Bank and accepting anything of value (other than bona fide salary, wages and fees referred to in 18 U.S.C. 215(c)) from anyone in connection with the business of the Bank either before or after a transaction is discussed or consummated. Violation of this policy by any Director, Officer or Employee of this Bank may subject such person to disciplinary action by this Bank, including termination of employment or removal from office. The prohibition contained in the fourth sentence of this paragraph also expressly applies to all agents and attorneys representing or otherwise acting on behalf of this Bank. Any violation of this prohibition by any such agent or attorney shall result in the termination of such agent’s or attorney’s engagement by this Bank.

To this end, this policy will address 18 specific areas that need immediate and continuing attention on the part of each Director, Officer or Employee as follows:

1.	Protection of Confidential Information
2.	Acceptable Use of Bank Technology
3.	Investments
4.	Insider Trading
5.	Conflicts of Interest
6.	Receipt of Gifts
7.	Outside Activities and Employment
8.	Board Directorships and Partnerships
9.	Improper Payments
10.	Trade Associations and Relationships with Competitors
11.	Separation of Trust and Commercial Banking Services
12.	Advertising Policy
13.	Political Action Committees/Corporate Payments
14.	Public Statements
15.	Recommendations to Customers
16.	Financial Responsibility
17.	Use of Bank Letterhead
18.	Personal Conduct

IV.   SPECIFIC POLICIES:

1.   Protection of Confidential Information

a.  Banks by their very nature are privy to a variety of confidential information, which includes customer account information, plans, forecasts, decisions, problems, capabilities, intentions, contingencies, and timing of actions by many individuals and business clients of the Bank, and the Bank itself. This information should only be used by bank personnel to make sound business decisions.

b.  The general rule is that such confidential information not be divulged to any person outside the Bank. This would include a family member or associate of any Director, Officer or Employee. It applies even to other members of the Bank staff unless that person has a need to know such confidential information in discharging his/her duties as a Director, Officer or Employee. Under no circumstances will confidential information be used for one's own benefit or any one else's personal benefit. To do so violates the policy of this Bank and may violate state and federal law. In addition to the penalties imposed by any applicable state or federal statute or regulation, such actions, if proven, will subject the Director, Officer or Employee to removal from his/her position of trust.

c.  No information regarding this Bank or any of its activities that could reasonably be expected to adversely affect this Bank's position in the general community is to be communicated to any person not employed by this Bank. No other bank matter is to be related to any person not a Director, Officer or Employee of this Bank until it has been published in reports to shareholders of this Bank or otherwise made available to the general public in accordance with applicable disclosure rules and regulations.

2.      Acceptable Use of Bank Technology

Information, whether on an automated or computerized system or other media, is an asset of this Bank. Misuse or damage of such information may be as costly to this Bank as it would be with similar physical property. It is the responsibility of everyone associated with this Bank to protect this information and only use it in an authorized manner.

Bank information and third-party proprietary information may be used only for the performance of bank business. Individuals are not allowed to alter or in any way change information, except in the performance of their specific duties. Disclosure of third party or Bank-related information is specifically governed by the Financial Privacy Policy. Passwords or user IDs are assigned to each user and should not be shared with or divulged to any other party. Users will comply with all procedures associated with the assignment and formatting of passwords or IDs.

The use of data processing and electronic communication facilities of this Bank including personal computers and telecommunication systems must be consistent with an individual's job function and for the conduct of bank business or bank-related affiliations. This Bank has the right to review all information on any of its systems. Limited usage of bank-licensed software and equipment for non-profit organizations is acceptable with prior written approval of the relevant department manager of this Bank. It is the responsibility of each user to abide by the following Bank Policies: System Security Policy, E-mail Policy, Internet Browsing Policy, Document Control Policy, Mobile Computing Policy and the Clean Desk Policy. Personal computer software is Bank property.

3.      Investments

a.  No investment interest, direct or indirect, in any of this Bank's customers or suppliers is permitted except as outlined below in paragraphs (b.) and (c.). Any exceptions to the foregoing must be approved in advance by the Chairman and/or President of this Bank. This prohibition applies to all Directors, Officers and Employees of this Bank and their families and to all forms of investment including, but not limited to, securities, investment in a proprietorship, joint venture, or similar business activities.

b.  Investments are permitted in companies which are customers and/or suppliers if such securities are listed on an organized exchange, or are traded in the over the counter market, or if it is otherwise evident and clear that such investments are not being made on any terms that are more favorable than those terms available to the general public, subject to the following restrictions:

(1)

Caution should be exercised by each Director, Officer and Employee to assure that the nature and amount of such permitted investments do not exceed amounts that are prudent for a person maintaining a financial condition within conservative limits.

(2)

Acceptance of preferential treatment in the form of an allocation of "hot" issues that are, or may become, in such demand that the broker, investment banker, issuer, or other seller of securities could reasonably expect

(3)	To receive or has already received favorable treatment by reason of making the allocation available is prohibited.

c.  Investments in "limited partnership interests" will be permitted if it is evident that such investments are not being made on terms more favorable than those that are available to the general public. In the case of investments in “limited partnership interests”, it would be important that an individual's investment be only one of several such interests sold to the general public and in such amounts as are prudent for a person maintaining a financial condition entirely within conservative limits.

d.  No acceptance of gifts, favors, or preferential treatment from brokerage firms or individuals who are customers of this Bank is permitted, subject to limits set forth in section 6. Individuals involved in purchasing and selling of securities from brokers or dealers are required to quarterly submit copies of their personal brokerages statements detailing all transactions from firms with which the Bank conducts business.

e.  Individuals who have responsibility for making Bank investment decisions are prohibited from in-and-out or speculative trading of Bank securities or those of Trust customers. For these purposes, in-and-out or speculative trading means trading of securities, including so-called “day trading”, unless the transactions were made in accordance with a pre-existing investment program or, in the case of securities held for a Trust customer, were made at the written direction of such customer.

4.	Insider Trading

a.  It is illegal for any Director, Officer or Employee of this Bank to trade in the securities of this Bank while in the possession of material, non-public information about this Bank. It is also illegal for any Director, Officer or Employee of this Bank to give material, non-public information about this Bank to others who may trade on the basis of that information. These illegal activities are commonly referred to as “insider trading.” In order to comply with federal and state securities laws governing insider trading, this Bank has adopted this policy, which expressly prohibits any Director, Officer or Employee  of this Bank from engaging in insider trading.

b.  Information about this Bank is “material” if it could reasonably be expected to affect the investment or voting decisions of a stockholder or investor, or if the disclosure of the information could reasonably be expected to significantly alter the total mix of the information in the marketplace about this Bank. In simple terms, material information is any type of information that could reasonably be expected to affect the market price of this Bank’s securities. Both positive and negative information may be material. While it is not possible to identify all information that would be deemed “material,” the following items are types of information that should be reviewed carefully to determine whether they are material:

(1)	financial results for the quarter or year-end;

(2)	financial forecasts regarding future revenues;

(3)	potential mergers, acquisitions, tender offers, joint ventures or changes in assets;

(4)	changes in control or in management;

(5)	actual or threatened litigation or major developments in such litigation;

(6)	new products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of a contract);

(7)	Change in auditors or auditor notification that this Bank may no longer rely on an auditor’s audit report;

(8)

Events regarding this Bank’s securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities); and bankruptcies or receiverships.

c.  Material information is “non-public” if it has not been disseminated in a manner making it available to investors generally. To show that information is public, it is necessary to point to some fact that establishes that the information has become publicly available, such as the filing of a report with the Securities and Exchange Commission (the “SEC”), the distribution of a press release through a widely disseminated news or wire service, or by other means that are reasonably designed to provide broad public access. Before a person can trade, there also must be adequate time for the market as a whole to digest the information that has been disclosed. For the purposes of this policy, information will be considered public after the close of trading on the second full trading day following this Bank’s public release of the information.

d.  When you know material, non-public information about this Bank, you, your spouse or partner, members of your immediate family living in your household, and any trust, partnership or other entity in which you have direct or indirect investment power or authority, generally are prohibited from the following activities:

(1)	trading in this Bank’s securities (including trading in options, puts, calls or other derivative securities of this Bank);

(2)	having others trade for you in this Bank’s securities; and

(3)	disclosing the information to anyone else (“tipping”) who might then trade.

(4)	having an “open order trade” where a broker is given directions to buy or sell Bank stock at a set price without first obtaining your consent before executing the trade.

These prohibitions continue whenever and for as long as you know material, non-public information. Trading in stock of this Bank if you have material, non-public information about this Bank is expressly prohibited for all Directors, Officers or Employees of this Bank.

e.  Although it is most likely that any material, non-public information you might learn would be about the Bank or one of its affiliates or subsidiaries, the prohibitions discussed above generally apply to trading in the securities of any company about which you have material, non-public information that you obtained in the course of your employment with this Bank or any one of its affiliates or subsidiaries.

f.  Penalties for insider trading violations include imprisonment for up to 10 years, civil fines of up to 3 times the profit gained or loss avoided by the trading, and criminal fines of up to $1 million. There also may be liability to those damaged by the trading. A company whose employee violates the insider trading prohibitions may be liable for a civil fine of up to the greater of $1 million or 3 times the profit gained or loss avoided as a result of the employee’s insider trading violation.

g.  The Bank reserves the right to determine, in its own discretion and on the basis of the information available to it, whether its policy has been violated. The Bank may determine that specific conduct violates its policy, whether or not the conduct also violates the law. It is not necessary for the Bank to await the filing or conclusion of a civil or criminal action against the alleged violator before taking disciplinary action. Your failure to observe this policy could lead to significant legal problems, including the termination of your employment or removal from your office.

h.  All Directors, Officers and Employees of this Bank are prohibited from unauthorized disclosure of Bank information and commenting on this Bank in Internet chat rooms, bulletin boards or websites. While the Bank encourages its stockholders and potential investors to obtain as much information as possible about the Bank, we believe that information should come from our publicly-filed SEC reports, our press releases and our external website, or from a designated Bank spokesperson, rather than from speculations or unauthorized disclosures by Directors, Officers or Employees of the Bank. In particular with the advent of the Internet, and the emergence of electronic bulletin boards and chat rooms, electronic discussions about companies and their business prospects have become common. These forums have the ability to move a stock price significantly, and very rapidly - yet the information disseminated through bulletin boards and chat rooms is unreliable at best, and in some cases, deliberately false. The SEC has investigated and prosecuted a number of fraudulent schemes involving chat rooms and electronic bulletin boards You may encounter information about the Bank on the Internet that you believe is harmful or inaccurate, or other information that you believe is true or beneficial for the Bank. Although you may have a natural tendency to deny or confirm such information in a chat room or on an electronic bulletin board, any sort of response, even if it presents accurate information, could be considered improper disclosures by you and the Bank and could result in legal liability.

i.  The Bank has designated certain members of management (see Section 14) to respond to inquiries regarding the Bank’s business and prospects. This centralization of communication is designed to insure that the information we disclose is accurate and consistent with previous disclosures. Formal announcements are generally reviewed by management and legal counsel before they are made public. Any communications that do not go through this review process create an increased risk to the Bank, as well as to the individual responsible for the communication, for civil and criminal liability. Inappropriate communications disseminated on the Internet pose an inherently greater risk due to the size of the audience they can reach.

j.  The Bank is committed to preventing inadvertent leaks of material, non-public information, preventing unwitting participation in Internet-based securities fraud, and avoiding even the appearance of impropriety by anyone associated with the Bank. Accordingly, this policy prohibits you from discussing material, non-public information about the Bank or its subsidiaries with anyone, including other employees, except as required in the performance of your regular duties and from making any comments or postings about the Bank in any Internet chat rooms, bulletin boards or websites, or responding to comments or postings about the Bank’s business made by others. The restriction applies whether or not you identify yourself as associated with the Bank.

k.  The Bank also has strict policies relating to safeguarding the confidentiality of its internal, proprietary information. These include procedures regarding identifying, marking and safeguarding confidential information and employee confidentiality agreements. You should comply with these policies at all times. Your failure to observe this policy could lead to significant legal problems, and could have other serious consequences, including the termination of your employment or your removal from office.

5.  Conflicts of Interest

a.  Directors, Officers and Employees of this Bank are expected to conduct their private business and personal activities in a manner that avoids conflict of interest either with this Bank or this Bank's customers. "Conflict of interest" is defined as any situation where an individual has two or more duties or interests that are mutually incompatible. Example: A Director, Officer or Employee has a personal financial interest in a business or venture that conducts business with this Bank so that one's judgment might reasonably be influenced by that non-bank relationship. No Director, Lending Officer or Employee should loan, review a loan, or make any decision regarding a loan of any customer, syndicate, or corporation in which he or she has a present or a prospective financial, business, or family relationship in accordance with the lending policy of the Bank.

b.  No Director, Officer or Employee nor any member of his/her family (including spouse, parents, children, brothers, sisters, or other immediate relatives) shall solicit, accept, or retain any personal benefit from any of the following:

(1)	A customer of the Bank.

(2)	Any individual or organization that is or seeks to be a borrower, supplier, or competitor of the Bank.

A personal benefit is defined as any type of gift, favor, service, loan, fee, discount or other compensation. For these purposes, a personal benefit does not include a benefit received by a non-employee Director in connection with a business relationship maintained in the ordinary course of such Director’s outside business activities.

Exceptions to these prohibitions are limited strictly to normal business courtesies of nominal value (see section 6) where there is no concealment and where no improper influence to the performance of this Bank's Directors, Officers and Employees is present or could be implied.

c.  Directors, Officers and Employees have two basic fiduciary duties, the duty of care and the duty of loyalty. The duty of care requires that a Director, Officer or Employee act with the care an ordinary prudent person would exercise under similar circumstances. This means that a Director, Officer or Employee must seek the best possible advice and obtain enough information to make a responsible decision.

The duty of loyalty requires a  Director, Officer or Employee to place the interests of this Bank above his or her own personal interests. This prohibits the use of one's position as a Director, Officer or Employee for personal profit or advantage at the expense of the Bank.

d.  Directors, Officers and Employees  are not allowed to personally transact business or process information for themselves or on accounts in which they have a direct or indirect interest. This includes but is not limited to accounts owned by immediate family members (i.e., spouse, child, sibling, parent, etc.) or involving any other close personal relationship which could be construed to show preferential treatment. Transacting business includes but is not limited to: teller transactions (e.g., cashing checks, taking deposits or payments, selling travelers checks or savings bonds); account opening/modifying or file maintenance; charging, modifying or waiving fees; or any other processing, modifications, or approvals. It is the  responsibility of the Director, Officer or Employee to ensure that actions are not deemed or perceived to be self-serving or using their position to the detriment of the Bank or its customers.

6.  Receipt of Gifts

a.  No Director, Officer or Employee is permitted to accept from an existing or prospective Bank customer, supplier, competitor or person doing business with the Bank:

(1)	gifts (other than those of "nominal" value defined as less than $100.00) i.e. promotional items

(2)	"lavish" entertainment - services or price concessions beyond that available to the general public

(3)	cash or gift certificates

b.  A personal fee or commission in connection with any banking transaction must never be solicited or accepted.

c.  If a gift or entertainment is not clearly within the stated standards, the recipient must either tactfully refuse citing this policy if there is no other reasonable excuse or in a difficult situation, consult with the Chairman, President or Chairperson of the Audit Committee of the Board of Directors so that a determination may be made.

d.  Notwithstanding the foregoing, any Director, Officer or Employee may accept the following:

(1)

Gifts, gratuities, amenities or favors based on obvious family or personal relationships (such as those between the parents, children or spouse of a Bank official) where the circumstances make it clear that it is those relationships rather than the business of the Bank concerned which was the motivating factors;

(2)

Meals, refreshments, entertainment, accommodations or travel arrangements, all of reasonable value, in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions or to foster better business relations, provided that the expense would be paid for by the Bank as a reasonable business expense if not paid for by another party (the Bank may establish a specific dollar limit for such an occasion);

(3)	Loans from other banks or financial institutions on customary terms to finance proper and usual activities of Bank officials, such as home mortgage loans, except where prohibited by law;

(4)	Advertising or promotional material of reasonable value, such as pens, pencils, note pads, key chains, calendars and similar items;

(5)	Discounts or rebates on merchandise or services that do not exceed those available to other customers;

(6)

Gifts of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, wedding, retirement, holiday or birthday (the Bank may establish a specific dollar limit for such an occasion); or

(7)	Civic, charitable, educational, or religious organization awards for recognition of service and accomplishment (the Bank may establish a specific dollar limit for such an occasion).

7.  Outside Activities and Employment

a. Directors, Officers and Employees have been, and are encouraged to be, active and involved participants in the community. Such activities should be limited by the person's own interests and reasonable time requirements. Major outside commitments must be approved in advance by the immediate supervisor or other designated member of management. Other than the community activity described above, Directors, Officers and Employees are discouraged from engaging in any outside interest which will divert time or attention from their bank duties.

b. Outside employment for Officers and Employees is permissible if it does not interfere, compete or conflict with the Bank’s interests. Such employment may not hinder in any way the employee’s ability to meet the responsibilities and demands of his or her work for the Bank or conflict with or adversely affect in any way the image of the Bank. Any outside employment that is directly or indirectly related to the financial industry or the Bank’s functions, activities or other similar fields must be approved in advance by the SVP of Human Resources. The Bank, acting through the SVP of Human Resources, will have full authority and discretion to make all determinations relating to the permissibility of outside employment and any such determination will be binding on the employee.

8.  Board Directorships and Partnerships

No Director, Officer or Employee shall serve as director of a board except that of a nonprofit organization, without notification to the Chairman and/or President of this Bank or Chairperson of the Audit Committee of the Board of Directors. No Officer or Employee of this Bank shall become a partner in an economic venture without prior approval of the Chairman and/or President of this Bank. No Director shall become a partner in an economic venture without the notification to the Chairman and/or President of this Bank or the Chairperson of the Audit Committee of the Board of Directors.

9.  Improper Payments

a.  All Directors, Officers and Employees  are expected to comply with all laws and regulations (federal, state, and local). The use of any bank person or resource which is in violation of any federal, state or local law or regulation is strictly prohibited. Our policy is to not make any improper payments to any governmental, political, business, or labor organization, or any individual.

b.  All transactions of this Bank will be identified precisely and recorded accurately in a timely manner in the financial records of this Bank in accordance with generally accepted accounting practices.

10.  Trade Associations and Relationships with Competitors

This Bank will act with trade associations and competitors only on behalf of ethical and beneficial social objectives and will not participate in business activities that are, or could be construed to be, in violation of anti- trust laws.

11.  Separation of Trust and Commercial Banking Services

Various financial regulatory agencies require a separate identity for the commercial banking and trust departments. The essential distinction between these departments arises out of the fiduciary responsibilities assumed by the trust department. The fiduciary responsibility between the trust department and its customers and beneficiaries creates a moral and legal obligation beyond the usual business standard. It is the responsibility of every Director, Officer and Employee to be mindful of the separation of the trust and commercial banking functions so that all exchange of information and treatment of a customer adheres to the separation of these two functions.

12.  Advertising Policy

This Bank, through its Directors, Officers and Employees, will insure that the ethical content and moral impact of all Bank advertising in any type media made for or on behalf of the Bank shall be in accordance with social values and accepted good taste. The advertising policy shall not violate any section of this policy or any other policy of this Bank.

13.  Political Action Committees/Corporate Payments

a.  It is the Bank's policy not to contribute money (in any form), property, or services to any government official, political party, or candidate whether local, state, or federal.

b.  It follows that the Bank is prohibited from offering or allowing the use of its facilities, equipment, and personnel in connection with any federal, state, or local election or campaign.

c.  Directors, Officers and Employees may, and are encouraged to, engage in any governmental, regulatory, and elective process in which they are interested. This participation may be on an individual basis, group basis, or as a member of a political action committee. Since the Bank is without preference to political parties, candidates and opinions, each Director, Officer and Employee must act only on his/her own behalf and not give any representation that he/she represents anyone other than himself/herself.

14.  Public Statements

a.  Although the Bank has a policy of maintaining good relations with all news media and tries to accommodate media inquiries, there is much information concerning the Bank that should not be made available to the public. This includes confidential and/or personal, non-public information about corporate customers which the Bank has a responsibility not to divulge as well as information which may be valuable to a competitor.

b.  For these and other reasons, any inquiry made of you about the Bank or a customer by the news media should be referred to the Chairman, President, Chief Financial Officer or Senior Vice President of the Marketing Department of this Bank.

15.  Recommendations to Customers

Officers and Employees of this Bank are not to recommend attorneys, accountants, insurance agents, stock brokers, real estate agents, or similar individuals or companies to customers or others asking the Bank's input unless several names are provided without the indication of preference.

16.  Financial Responsibility

All Directors, Officers and Employees of this Bank should conduct their financial affairs in such a responsible manner as to be above criticism. The following list is intended to be a guide, but not a complete list:

a.  Prompt payment of personal bills and debts.

b.  Avoidance of overdrafts in personal checking accounts.

c.  Strict compliance will be observed with respect to employee loans and personnel policies.

d.  Incurring indebtedness only for legitimate purposes made in accordance with the requirements of Regulation O and any other applicable laws, regulations, or guidelines.

e.  Prompt filing of all income tax returns and all extensions.

17.  Use of Bank Letterhead

No Director, Officer or Employee will use official Bank stationary for personal or non job-related purposes, particularly when such use would imply endorsement from this Bank, or makes reference to Bank employment in matters of personal dispute.

18.  Personal Conduct

a.  Dishonesty: This Bank is required by the Federal Deposit Insurance Corporation to consider any individual who fails to fulfill his or her legal or ethical duties and obligations as ineligible for initial employment or continued employment. Any Director, Officer or Employee who commits an act constituting breach of trust or dishonesty, i.e., theft, fraud, or falsification of bank records, will be subject to disciplinary action up to and including termination or removal from office.

b.  Infractions or Instances of Non-Compliance with this Policy: It is the policy of the Bank to thoroughly investigate the occurrence of any infraction, and to discipline appropriately any responsible person or persons, up to and including termination.

V.   ADMINISTRATION AND RESPONSIBILITIES:

1.  The primary accountability and responsibility for this Policy rests with each individual Director, Officer and Employee. However, each supervisor and manager of this Bank has the additional responsibility to demonstrate by example what compliance with this Policy means.

2.  It is the policy of the Bank to thoroughly investigate any possible or apparent infraction of this Policy and to discipline appropriately any person or persons up to and including termination or removal from office.

3.  Any Director, Officer or Employee who believes any fraud, false entry, substantial error, embezzlement, misconduct, or other violation of this Policy has or may have occurred is required to report such event, without delay. Officers and Employees are required to report this information to the Chairman, President or Chief Internal Auditor of this Bank, except as otherwise provided below. This information will be reported immediately to the Chairperson of the Audit Committee of the Board of Directors. Directors are required to report this information to the Chairperson of the Audit Committee. Violations involving the Chairman, President or any Director should in all cases be directly reported to the Chairperson of the Audit Committee. The Internal Auditor shall report all such events and their status or resolution to the Audit Committee of the Board of Directors.

4.  The Human Resources Department is responsible to ensure that each Director, Officer and Employee reviews this policy and certifies that he/she has reviewed the policy and is in compliance with the policy. Non-compliance with this Policy that comes to the attention of the Human Resources Department as a result of such certification requirement shall be reported immediately in accordance with the requirements set forth in the immediately preceding paragraph No. 3.

5.  Any question that any Director, Officer or Employee may have regarding the meaning or interpretation of any part of this Policy shall be presented to the Director of Human Resources, who shall in turn direct such question to the Internal Auditor. If any such question raises the possibility that a violation of this Policy has occurred or may occur or otherwise involves a matter other than the plain meaning of any provision of this Policy, then the Internal Auditor shall immediately report such possible violation or other matter to the Chairperson of the Audit Committee of the Board of Directors.

6.  Whenever the Chairperson of the Audit Committee of the Board of Directors is informed or otherwise becomes aware of any matter concerning compliance with, or the meaning or interpretaion of, this Policy, the Chairperson shall report such matter promptly to the full Audit Committee.  The Audit Committee may engage independent counsel to advise it in connection with any matter of which it becomes aware under this Policy or otherwise.

7.  As a result of federal legislation, special ethics obligations arise for Officers and Employees with financial reporting responsibilities. This includes the Chief Executive Officer of the Bank as well as its Chief Financial Officer and the Internal Auditor, but it also extends to any Officer or Employee involved in the preparation of financial reports or the conduct of the internal audit. As a public company, it is of critical importance that the Bank’s filings with the SEC be accurate and timely. It is expected that with respect to all financial reporting, accounting, internal financial controls or auditing matters, all persons will act with honesty and integrity; avoid all actual or apparent conflicts of interest between personal and professional interests; provide information that is full, fair, accurate and complete in order to ensure accurate, timely and understandable disclosure in reports and documents that the Bank files with government agencies; and comply with rules and regulations of governments and regulatory agencies. Officers and Employees are expected to report violations by others of any of the above standards by bringing such matters to the attention of the Internal Auditor or the Chairperson of the Audit Committee. If any Officer or Employee is uncomfortable reporting violations in person, complaints can be made anonymously or confidentially. It is against the Bank’s policy to retaliate against any Officers or Employees for good faith reporting of violations of this Code of Ethics.